                                        WICOR, INC.
                                  MASTER SAVINGS TRUST
                                       AGREEMENT


       This Agreement made as of October 1, 1996, between WICOR,
  Inc. a corporation(hereinafter referred to as the "Company") and
   MARSHALL & ILSLEY TRUST COMPANY, a Wisconsin banking corporation (hereinafter referred to as the "Trustee").

                                WITNESSETH:

       WHEREAS, the Company and certain of its affiliated and subsidiary corporations listed in Appendix A attached hereto (which affiliated and subsidiary corporations shall hereinafter be referred to singularly or collectively as the "Corporation" or the "Corporations") have established certain pension, retirement and other employee benefit plans for the exclusive benefit of their respective eligible employees and the beneficiaries thereof (which plans shall hereinafter be referred to as the "Separate Plans"), each of which Separate Plans is listed in Appendix A attached hereto and constitutes a qualified pension plan within the meaning of Section 401(a) of the Internal Revenue Code, as amended; and

       WHEREAS, under the terms of each of the Separate Plans, the Company and the Corporations have, pursuant to the terms of the Separate Plans, made provisions to enter into a trust agreement or agreements establishing certain trusts thereunder (which trust shall hereinafter be referred to as the "WICOR, Inc. Master Savings Trust"). Each of Separate Plan is listed in Appendix A attached hereto and constitutes a Plan exempt from tax under Section 501(a) of the Internal Revenue Code, as amended, by reason of forming a part of a Separate Plan qualified under Section 401(a) of said Code, as amended; and

       WHEREAS, the master trust is intended to be exempt from tax under Section 501(a) of the Internal Revenue Code, as amended, by reason of its forming a part of plans qualified under Section 401(a) of the Internal Revenue Code, as amended;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree to the amendment and restatement of this Master Trust Agreement in its entirety to read and continue as follows:

                                ARTICLE  ONE

       1.01 The Company hereby establishes with the Trustee a Master Trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof and all earnings and profit thereon, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, and referred to herein as the "Master Fund," or the "Fund," and shall be held by the Trustee, in trust, and dealt with in accordance with the provision of the Agreement.

       1.02 When the assets of each Separate Trust are transferred to the Trustee, the Separate Trusts shall cease to exist as separate trusts and shall be considered to continue hereafter as a single trust hereunder.

                                ARTICLE  TWO

       2.01  Each of the Separate Plans shall be a Participating
  Plan hereunder.

       2.02 Any other Plan may be funded in whole or in part through the Master Trust and become a Participating Plan thereby only if all of the following conditions have been met:

             a. The Company, or a Corporation has established the Plan;

             b. The Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended;

             c.    The Master Trust is exempt from taxation under
          Section 501(a) of the Internal Revenue Code of 1986, as amended;

             d. The Master Trust (as then in effect and as the same may be amended from time to time) has been duly adopted as a trust under the Plan and in the case of a Corporation, the Company has consented thereto;

             e. The Master Trust is maintained at all times as a domestic trust in the United States; and

             f. The Company is duly authorized under the Plan to exercise on behalf of such Plan all of the authority vested in it by the terms of this Master Trust.

       2.03 When the Master Trust is adopted as a trust under the Plan of any Corporation, such Corporation shall be bound by the decisions, instructions, actions and directions of the Company under this Agreement and the Trustee shall be fully protected by the Company and such Corporation in relying upon such decisions, instructions, actions and directions of the Company. The Trustee shall not be required to give notice to or obtain the consent of any such Corporation with respect to any action which is taken by the Trustee pursuant to this Agreement, and the Company shall have the sole authority to enforce this Agreement on behalf of any such Corporation.

       2.04 Responsibility for the management and control of the assets of Plans utilizing the Master Trust as a funding medium (including the power to acquire or dispose of such assets) may be vested at the discretion of the Company in the Trustee and/or in one or more Investment Managers appointed by the Company.
  That portion of the fund for which the Trustee shall have such responsibility is hereinafter referred to as the "Discretionary Fund." Any portion of the Master Fund over which an Investment Manager shall have such responsibility is hereinafter referred to as a "Directed Fund." Allocation of assets of the Fund between or among any Discretionary or Directed Funds shall be determined by the Company. Further, the Company, being a named fiduciary for this purpose, reserves the right to itself to direct the Trustee respecting the management and control of certain assets of specified Plans (including the power to acquire or dispose of such assets) and such portion of the Master Fund over which the Company shall have such responsibility is hereinafter referred to as the "Company Directed Fund." The Company may direct the Trustee to hold all or any part of the assets from time to time constituting the Company Directed Fund separate and apart from the assets of the Master Fund. For efficiency or convenience of investment or administration, the Master Fund or the Discretionary, Directed or Company Directed Fund may be divided into such one or more sub-funds as the Company or the Trustee may deem advisable.

       For the purpose of this Agreement, "Investment Manager" shall mean an investment adviser registered under the Investment Advisers Act of 1940, a bank (other than the Trustee) as defined in the Act, or an insurance company qualified to perform investment management services under the laws of more than one State, which shall have acknowledged in writing to the Company that it is a fiduciary with respect to all Participating Plans, and which shall have the power to manage, acquire and dispose of Plan assets.

       2.5 The Trustee shall maintain a separate account reflecting the equitable share in the Master Fund of each Participating Plan. The equitable shares in the Master Fund of the respective present Participating Plans as of October 1, 1996 shall be proportionate to the fair market values of the assets allocable to such Plans under the Separate Trusts, as certified by the Company to the Trustee. Thereafter, for the purpose of determining the equitable shares of Participating Plans, the Trustee shall determine the value of the assets of the Master
  Fund as of the last day of each month and as of such other dates as the Trustee may deem appropriate or the Company may direct.
  In addition, for the convenience of the company, the Company may request the Trustee to include in such account assets which do not constitute part of the Master Fund or are held by the Trustee in a segregated Company Directed Fund, for the purposes of determining the value of all of the assets of such Participating Plans. Assets shall be valued at their market values at the close of business on the date of valuation, or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied. Anything herein to the contrary notwithstanding, with respect to assets constituting part of a Directed Fund hereunder or in the event that assets which do not constitute part of the Master Fund or which are held by the Trustee in a segregated Company Directed Fund are included in such valuation or account at the request of the Company, the Trustee may rely for all purposes of this Agreement, including for the purpose of determining the value of such assets as of any monthly or other valuation date, on any certified appraisal or other form of valuation submitted to it by the Investment Manager, the Company, or by the person or persons controlling such assets.

       2.06 Except as provided in Section 3.01(c), the Trustee shall not be required to maintain any separate records or accounts with respect to any participant in (or beneficiary of) any Participating Plan which is of the defined benefit type, and any such records or accounts required to be maintained pursuant to the terms of any such Plan shall be maintained by the Company or by the appropriate committee, entity or person(s) directly charged with such responsibility under the individual Participating Plan.

       2.07 By entering into this Agreement, the Trustee does not assume any responsibility or undertake any duty to enforce payment of any contribution to any Participating Plan, any responsibility for the adequacy of the Fund or the funding standards adopted by the sponsor of any Participating Plan to meet or discharge any pension or other liabilities under such Plan, or (except as otherwise required by law) any responsibility under the terms of this Agreement for the management or control of any Directed Funds or Company Directed Funds. No duties or obligations shall be imposed upon the Trustee unless they have been specifically undertaken by the express terms of this Agreement.

       2.08 Except as may otherwise be permitted by law, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under any Participating Plan shall any part of the equitable share of such Participating Plan in the Master Fund be used for, or diverted to, any purposes other than for the exclusive benefit of such participants and their beneficiaries, and for defraying reasonable expenses of administering such Plans.

                               ARTICLE  THREE
       3.01  The Trustee shall:
             a.    hold, invest and reinvest the Discretionary
          Fund as provided in Article Four in accordance with the powers and discretion contained in or referred to in Article Seven;

             b. settle purchases and sales for any Directed Fund upon the instructions of the Investment Manager as provided in Article Five or in the case of a Company Directed Fund, upon the instructions of the Company;

             c. pay moneys on the order of the Company, including when the Company shall so order, payments directly to or for the benefit of the participants and their beneficiaries, or to an insurance company to provide, by the purchase of an annuity contract, or otherwise, for the payment of benefits and the Trustee shall keep records of any and all such payments so directed and provide such tax advices or governmental forms and reports as shall from time to time be agreed upon between the Company and the Trustee; and

             d. transfer any portion of the Master Fund on the order of the Company to any insurance company or other trustee to provide an alternative or additional funding medium or investment vehicle for the management and/or control of Participating Plan assets.

       3.02  Any orders pursuant to subparagraphs (c) and (d) of
  Section 3.01 may, but need not specify the application to be made of moneys so ordered, and the Trustee may charge such distribution against any portion of the Master Fund, as the Company may direct. The Trustee may assume that any such orders are not contrary to any applicable law. The Trustee shall not be responsible in any way respecting the determination, computation, payment or application of any benefit or payment which it is ordered to make, or for the form, terms or issuer of any insurance contract which it is directed to purchase with assets of the Fund (whether or not such contract is purchased to provide primarily for the payment of benefits under any Participating Plan or primary as an investment vehicle or funding medium), for performing any functions under any insurance contract which it may be directed to purchase and hold as Contract Holder thereunder (other than the execution of any documents incidental thereto on the instruction of the Company), or for the terms of any trust agreement under which any trustee to which it shall deliver any assets of the Fund on the order of the Company is acting, or for any other matter affecting the administration of a Plan by the Company, or any other person or persons to whom responsibility for Plan administration is allocated or delegated pursuant to the terms of a Participating Plan.

       3.03 Any power or duty of the Company hereunder shall be exercised by the Board of Directors of the Company or by such other person or persons as are authorized to exercise such powers or duties as certified by the Company in writing to the Trustee. The Trustee shall be entitled to rely upon any such certification by the Company. The Trustee shall be fully protected in continuing to rely on such certification until a subsequent certification is filed with the Trustee.

                               ARTICLE  FOUR

       4.01 The Trustee shall invest and reinvest the Discretionary Fund as a single fund without distinction between principal and income in such investments and at such time or times and in such shares and proportions as it, in its absolute discretion, shall deem advisable; except that, the Trustee is authorized to hold in the Discretionary Fund uninvested cash awaiting investment and such additional cash balances as it shall deem reasonable or necessary to meet anticipated distributions from or administrative costs of any Participating Plan or the Fund, without incurring any liability for the payment of interest on such cash, notwithstanding that the Trustee or an affiliate thereof may accrue interest on such cash balances.

             The Trustee shall discharge the foregoing powers and discretion in accordance with the funding policy and guidelines established by the Company from time to time and communicated in writing to the Trustee. The Trustee shall have no responsibility with respect to the formulation of any funding, investment or diversification policy embodied in any such direction.

             If the Company has exercised its discretion to vest responsibility for the management and control of any portion of the Master Fund in one or more Investment Managers or in itself as to a Company Directed Fund, or if the Master Fund is not the only funding medium under a Participating Plan, any trustee (including the Trustee), Investment Manager or other person in whom fiduciary responsibility is vested for the management and control of any Plan assets shall exercise its fiduciary responsibilities with respect to such Plan assets, including without limitation any responsibility of diversification imposed by Section 404(a)(1)(c) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as if the assets allocated to it constituted the entirety of the Plan assets. The Company or some other fiduciary named by it shall be responsible for the overall diversification of the entire Master Fund.

       4.2 The Trustee may in its discretion invest and reinvest in either (i) any fund created and administered by it, as the trustee thereof, for the collective investment of the assets of employee benefit trusts or otherwise, as long as such collective investment fund is a qualified trust under the applicable provisions of the Internal Revenue
          Code (and while any portion of the Fund is so invested such collective investment fund shall constitute part of the Participating Plans, and the instrument creating such fund shall constitute part of this Master Trust
          Agreement) or (ii) the shares of any mutual fund including any such fund from which the Trustee or any affiliate thereof receives an investment management fee or any other fee.

                               ARTICLE  FIVE

       5.01 The investment and reinvestment of any Directed Fund established under this Agreement shall be under the exclusive management and control of the Investment Manager appointed by the Company. The Trustee shall not be a party to any agreement with the Investment Manager, and the terms and conditions of appointment, authority and retention of the Investment Manager shall be the sole responsibility of the Company.


             The Company shall certify in writing to the Trustee:

             a. that it has appointed an Investment Manager with respect to each Participating Plan; and

             b. the assets of the fund to be allocated to the Directed Fund for which such Investment Manager shall have responsibility.

             The Company shall also furnish to the Trustee a certification by such Investment Manager that it is an "Investment Manager" as such term is defined in Section 2.04 of this Agreement.

             The Investment Manager shall furnish the Trustee from time to time with the names and signatures of those persons authorized to direct the Trustee on its behalf hereunder. The Trustee shall be fully protected in continuing on its behalf hereunder. The Trustee shall be fully protected in continuing to rely on the certification provided by an Investment Manager as to such authorized persons until a subsequent certification is filed with the Trustee. The Trustee shall have the right to request that all directions by an Investment Manager pursuant to this Agreement be in writing and shall assume no liability hereunder for failure to act pursuant to such directions unless and until it shall receive directions in a form satisfactory to it.

       5.02 All transactions in or from a Directed Fund related to the acquisition or disposal of assets, as well as all purchases and sales of assets, shall be made upon such terms and conditions and from or through such principals and agents, as the Investment Manager shall direct. No directed transactions shall be executed through the facilities of the Trustee except in those instances where the Trustee shall make available its facilities solely for the purposes of temporary investment of cash reserves of a Directed Fund. (However, nothing herein shall confer any authority or obligation upon the Trustee to invest or reinvest the cash balances of any Directed Fund unless and until it receives directions from the Investment Manager.)

       5.03 Supervision of the Investment Manager shall be the exclusive responsibility of the Company. Therefore, the Trustee shall have no duty to review any direction or any securities or other property held in any Directed Fund or to make suggestions to the Investment Manager or the Company with respect to the exercise or non-exercise of any power by the Investment Manager.
   The Trustee shall be fully protected in acting or omitting to act in accordance with or in the absence of the written directions of the Investment Manager or of the Company respecting any Company Directed Fund and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in good faith in accordance with any such direction or by reason of inaction in the absence of such written directions.

       5.04 The Trustee shall not be deemed to have any responsibility to manage and control any asset held in a Directed Fund or Company Directed Fund upon the resignation or removal of an Investment Manager or withdrawal by the Company of its control as to a Company Directed Fund unless and until it has been notified in writing by the Company of its withdrawals of control as to a Company Directed Fund or that the Investment Manager's authority has terminated and that such Directed Fund or Company Directed Fund assets are to be integrated with the Discretionary Fund. Such notice shall not be deemed effective until a reasonable period after it has been received by the Trustee. In the event that the assets of a Directed Fund or Company Directed Fund shall become integrated at any time with the Discretionary Fund, the Trustee shall not be liable for any losses to the Master Retirement Fund resulting from the disposition of any investment made by an Investment Manager or the Company or for the holding for any illiquid or unmarketable securities or the holding of any other asset acquired by the Investment Manager or the Company if the Trustee is unable to dispose of such investments because of any Securities Laws restrictions or if any orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment or diversification limitations imposed by the Company pursuant to the power reserved to it under Section 4.01 or for any other violation of the terms of this Agreement, the Participating Plans or applicable law or laws as a result of the addition of Directed Fund or Company Directed Fund assets to the Discretionary Fund.

       5.05 The Trustee shall not be liable for the acts or omissions of any Investment Manager constituting a breach of the latter's duties unless it shall have been judicially determined that the Trustee knowingly participated in, or knowingly undertook to conceal, such act or omission, knowing such act or omission constituted a breach of the Investment Manager's duties hereunder.

                                ARTICLE  SIX

       6.01 Without in any way limiting the powers and discretions conferred upon the Investment Manager by the other provisions of this Agreement or by law, any Investment Manager appointed hereunder shall have the following powers and discretions with respect to the Directed Fund subject to its management and control, and, upon the directions of such Investment Manager, the Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out such powers and discretions:

             a.    to sell, exchange, convey, transfer or
          otherwise dispose of any property constituting the Directed Fund by private contract or at public auction, and no person dealing with the Investment Managers or the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

             b. to enter into contracts or to make commitments either alone or in concert with others to sell at any future date any property acquired for the Directed Fund or to purchase at any future date any property which it may be authorized to acquire under this Agreement;

             c. to purchase part interests in real property or in mortgages on real property, wherever such real property may be situated;

             d. to lease to others for any term without regard to the duration of this Trust any real property or part interest in real property held in the Directed Fund;

             e. to delegate to a manager or the holder or holders of a majority interest in any real property or mortgage on real property at any time constituting a part of the Directed Fund, the management and operation of any part interest in such real property or mortgage and the authority to sell such real property or mortgage or otherwise carry out the decisions of such manager or holder or holders of such majority interest;

             f. to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stock, bonds, securities or other property held in the Directed Fund.

             g.    to convert, redeem, exchange for other
          securities or other property any securities or property held by it, or to write covered call options against securities held by it or other forms of options directly related to any such call options outstanding; and

             h. to invest, in the case of any Investment Manager which is a bank or trust company, through the medium of any fund created and administered by such Investment Manager for the collective investment of the assets of employee benefit trusts or otherwise, or in the case of any Investment Manager, to invest through the medium of any similar collective investment fund created and administered by the Trustee hereof which serves as a vehicle for the temporary investment of reserves of participating trusts, so long as in either case such collective investment fund is a qualified trust under the applicable provisions of the Internal Revenue Code (and while any portion of the assets of the Participating Plans is so invested, such collective investment fund shall constitute part of the Separate Plans, and the instrument creating such fund shall constitute part of this Master Trust).

       6.02 In the event that any investment is made by an Investment Manager in real property, then the Trustee shall have the right to request as a condition precedent to its executing any documents or paying over any trust assets in connection with such transactions, that it received a certified appraisal that the property has a value at least equal to the transaction price and that the property is in the form and condition described in such documents, and, further, that it receive an opinion of counsel (who may be counsel to the Investment Manager) that such documents are in proper form for execution by the Trustee, that such deed or document has been or will be properly recorded under all applicable Recording Acts, and that appropriate policies adequately insuring the trust against loss for any reason (including a defect in title) have been procured in the name of the Trustee. In addition, the Investment Manager shall provide the Trustee, upon request, with the current appraisals of such property which shall be relied upon by the Trustee for all valuation and accounting purposes under this Agreement.

       6.03 The Company, as to any Company Directed Fund, shall be vested with all of the powers and discretion vested in an Investment Manager by Section 6.01 and, in addition, may specifically direct the acquisition, holding or sale of employer securities or employer real property which are "qualifying" within the meaning of the subject to all the limitations of ERISA, except that employer securities or employer real property may be held to the extent permitted under Section 414(c)(2) or any other transitional rule or applicable exemption under ERISA.


                               ARTICLE  SEVEN

       7.01 The Trustee, with respect to the Discretionary Fund, shall be vested with all of the powers and discretions vested in the Investment Manager by Section 6.01.

       7.02 In addition, the Trustee is hereby authorized respecting the Master Fund in its discretion:

             a. to register any securities held in the Fund in its own name or in the name of a nominee and to hold any investment in bearer form, and to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities or to deposit or to arrange for the deposit of such securities in any qualified central depository or clearing corporation even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or arrange for the deposit of any securities issued by the United States Government, or an agency or instrumentality thereof, with a federal reserve bank, but the books and records of the Trustee shall at the times show that all such investments are part of the Master Fund;

             b.    to employ suitable agents, depositories and
          counsel, domestic or foreign, and to      charge their
          reasonable expenses and compensation against the fund;

             c. to borrow money from any source as may be necessary or advisable to effectuate the purpose of the Master Fund on such terms and conditions as the Trustee, in its absolute discretion, may deem advisable;

             d. to deposit any funds of the trust in interest bearing account deposits maintained by or savings certificates issued by the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee;

             e. to comprise or otherwise adjust all claims in favor of or against the Fund subject to Company approval;

             f. to organize corporations under the laws of any state for the purpose of acquiring or holding title to any property for the fund or to request the Company to appoint another trustee for such purpose;

             g. to make any distribution or transfer of the Discretionary Fund assets in cash or in kind as the Trustee and, in furtherance thereof, to value such assets, which valuation shall be subject to the approval of the Company.

                               ARTICLE  EIGHT

       8.01 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder for the Master Fund (including any Directed Fund or Company Directed Fund) and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by the Company.

             In addition, within ninety (90) days following the close of each fiscal year, and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall file with the Company a written accounting setting forth all receipts and disbursements of the Fund and all investments and other transactions effected by it upon its own authority or pursuant to the directions of any Investment Manager or the Company as herein provided during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation. Within sixty (60) days from the date of filing such annual or other account, the Trustee, if requested by the Company, will also serve copies of such account upon any persons designated by the Company as having administrative responsibility with respect to any Participating Plan. Upon the expiration of two hundred ten (210) days from the date of filing such account, the Trustee shall be forever released and discharged from all liability and accountability to the Company or any person upon whom the Trustee has served a copy of the account with respect to the accuracy of such accounting, except with respect to any such acts or transactions as to which the Company or any person upon whom the account has been served shall within such two hundred ten (210) day period file with the Trustee specific written objections.

             To the extent, if any, that the Trustee shall be required to value the assets of any Directed Fund or Company Directed Fund for any purpose, including any accounting as hereinabove provided, the Trustee may rely for all purposes of this Agreement on any certified appraisal or other form of valuation submitted to it by the party responsible for the management and control of such Fund.

       8.02 Except to the extent that Sections 502 and 504 of ERISA, as the same may be amended from time to time, may provide otherwise, in order to protect the Master Trust from the expenses which might otherwise be incurred, no one other than the Company may require the Trustee to account or may institute an action or preceding against the Trustee or the Fund.
  However, nothing herein shall in any way limit the Trustee's right to bring any action or proceeding to settle its account or for such other relief as it may deem appropriate.

       8.03 The Trustee may from time to time consult with counsel, who may be counsel to the Company, with respect to any questions arising as to the construction of this Agreement or any action to be taken hereunder and the Trustee shall be fully protected, to the extent permitted by law, in acting in good faith upon the advice of counsel.

                               ARTICLE  NINE

       9.01 Any expenses incurred by the Trustee in connection with its administration of this Trust, including fees for legal services rendered to the Trustee, provided the Trustee gives written notice served to the Company prior to the retaining of such legal service, (whether or not rendered in connection with a judicial or administrative proceeding and whether or not incurred while it is acting as Trustee), such compensation to the Trustee as may be agreed upon from time to time between the Trustee and the Company, and all other proper charges and disbursements of the Trustee, shall be paid from the Master Fund unless paid by the Company. The Company shall reimburse the Trustee for any such expenses if for any reason such expenses cannot be paid out of the Fund. The Company may direct the Trustee to pay from the Master Fund the fees of any Investment Manager appointed pursuant to Section 5.01 and other proper administration expenses of any Participating Plan, including but not limited to actuarial fees. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon the Master Fund or the income thereof shall be paid from the Master Fund. Any amount paid from the Master Fund which is specifically allocable to a particular Participating Plan or Plans shall be charged against the equitable shares of such Participating Plan or Plans; any amount paid from the Fund which is allocable to all of the Participating Plans shall be charged against the Fund as a whole.

                                ARTICLE  TEN

       10.01 Subject to the provisions of Section 3.03, whenever the provisions of this Agreement require or permit any action to be taken by the Company or any Corporation, such action may be taken by the Board of Directors of the entity taking the same or by any person authorized to act on behalf of such entity by such Board of Directors. Any resolution adopted by the Board of Directors of any corporation shall be certified to the Trustee by the Secretary or an Assistant Secretary of such Corporation under its corporate seal, and the Trustee may rely upon any resolution so certified until revoked or modified by a further resolution similarly certified to the Trustee.

       10.02 The Company shall furnish the Trustee from time to time with a certificate of its Secretary or an Assistant Secretary as to the names and signatures of all persons authorized to issue orders, requests, instructions and objections to the Trustee pursuant to the provisions of this Agreement.

       10.03 All orders, requests, instructions and objections of any of the persons authorized to act in accordance with the provisions of this Agreement may be required by the Trustee, to the extent practical, to be in writing, but the Trustee shall be fully protected in acting in accordance with either such written instructions or oral instructions received by the Trustee in good faith.

       10.04 The Trustee shall have the right to assume in the absence of written notice to the contrary, that no event constituting a change in the authority of any person or terminating any Investment Manager's authority has occurred.

                              ARTICLE  ELEVEN

       11.01 If Marshall & Ilsley Trust Company is at any time acting as a successor Trustee or succeeds to responsibilities hereunder for management of plan assets with respect to the Fund (or any portion thereof), the Company hereby agrees to hold Marshall & Ilsley Trust Company harmless from and against all taxes, expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it as successor Trustee, as a direct or indirect result of any act or omission of a predecessor trustee or any other person who, prior to Marshall & Ilsley Trust Company's acceptance as Trustee, was charged under any agreement affecting Fund assets for investment responsibility with respect to such assets.
                              ARTICLE  TWELVE

       12.01 Upon receipt of notice from the Company of the termination, the disqualification under Section 401(a) of the Code, or the withdrawal from this Master Trust, of any Participating Plan or any part thereof, the Trustee shall withdraw and segregate the share of the assets of the Fund allocable to such Participating Plan or part thereof and shall either dispose of such segregated share in accordance with the directions of the Company or continue to hold such segregated share, in trust, as a separate trust governed by the same provisions as this Agreement, except that if such segregated share is equal to an entire Participating Plan in the Fund, the entity or successor thereto which had established such Participating Plan shall thereafter be deemed to be "the Company" for all purposes of the Agreement. If such segregated share is less than the entire equitable share of a Participating Plan in the Fund, the Company shall certify to the Trustee, that portion of the equitable share of such Participating Plan attributable to the participants and their beneficiaries on whose account such assets are to be segregated.

       12.02 The Company reserves the right at any time and from time to time to terminate or to amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee; provided that, no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent, and provided further that, except as may be otherwise allowed under Section 403(c) of ERISA (it being the Company's intent that all contributions by it or any Corporation to any Participating Plan be conditioned as allowed in said Section), no instrument of termination or amendment shall authorize or permit, at any time prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries under the Plans, any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such participants and their beneficiaries.

       12.03 In the event of the termination of the Trust as above provided (or of all the Participating Plans), the Trustee shall continue to administer the Fund as hereinabove provided until all of the purposes for which it has been established have been accomplished or dispose of the Fund after the payment or other provision of all expenses incurred in the administration and termination of the Trust (including any compensation to which the Trustee may be entitled), all in accordance with the written order of the Company or any successor thereto. Until the final distribution of such Fund, the Trustee shall continue to have and may exercise all of the powers and discretions conferred upon it by this Agreement.

       12.04 The Trustee may be removed by the Company at any time upon thirty (30) days' notice in writing to the Trustee. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Company. Upon such removal or resignation of the Trustee, the Company shall appoint a successor trustee and, upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Fund, or the Company shall establish an alternative funding medium and the Trustee shall assign, transfer and pay over the Fund, as then constituted, upon the directions of the Company. The Trustee is authorized, however, to reserve such amount as to it may seem advisable for payments of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee or alternative funding medium, as the case may be. Notwithstanding any provision of the Plans or this Agreement to the contrary, the Trustee is hereby authorized to invest and reinvest such reserves in any investment or investment vehicle (including any collective investment fund described in Section 4.02) appropriate for the temporary investment of each cash reserves of trusts.

             If for any reason the Company cannot or does not act in the event of the resignation or removal of the Trustee, as hereinabove provided, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. Any expenses incurred by the Trustee in connection therewith shall be paid from the Fund as an expense of administration.

       12.05 Anything hereinabove to the contrary notwithstanding, the Trustee may condition its delivery, transfer or distribution of any asset under this Article upon the Trustee's receiving assurance satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notices and other procedures required by applicable law have been accomplished.

                             ARTICLE  THIRTEEN

       13.01 To the extent that State law shall not have been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Wisconsin.

                             ARTICLE FOURTEEN

       14.01 The Company shall provide the Trustee with copies of all documents constituting the Participating Plans at the time this Agreement is executed by the Company or adopted under any other plan, as provided in Article Two, and all other documents amending or supplementing the Participating Plan promptly upon their adoption. The Trustee shall be entitled to rely upon the Company's attention to this obligation and shall be under no duty to inquire of the Company as to the existence of any documents not provided by the Company hereunder.

                             ARTICLE FIFTEEN

       15.01 Pursuant to a resolution of its Board of Directors and in consideration of the Trustee's agreeing to enter into this Agreement, the Company hereby agrees to hold harmless Marshall & Ilsley Trust Company, individually and as Trustee under this Agreement, and Marshall & Ilsley Trust Company directors, officers, and employees from and against all amounts including without limitation, taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges, incurred by or assessed against Marshall & Ilsley Trust Company, individually or as Trustee, or its directors, officers, or employees, (i) as a direct or indirect result of anything done in good faith, or alleged to have been done, by or on behalf of Marshall & Ilsley Trust Company in reliance upon the directions of the Company, any Investment Manager appointed by the Company, or any person or committee authorized to act on behalf of the Company or to appoint such Investment Manager under any Participating Plan, or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions, or (ii) as a direct or indirect result of the failure of the Company or such person or a committee, as a co-fiduciary under said Plans, directly or through its agents, to adequately, carefully and diligently discharge its responsibilities with respect to the selection, supervision and/or retention of any Investment Manager.

       15.02 The Company further agrees that the undertakings made in this Article of this Agreement shall be binding on its successors or assigns and shall survive termination, amendment or restatement of this Agreement, or the resignation or removal of the Trustee, and that this Article shall be construed as a contract between the Company and the Trustee according to the laws of the State of Wisconsin in effect from time to time.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers and their corporate seals to be affixed as of the date first above set forth.


                                  WICOR, Inc.

                                  BY:

                                  TITLE:

  [Corporate Seal]
                                  ATTEST:

                                  TITLE:



                                  MARSHALL  &  ILSLEY  TRUST
  COMPANY

                                  BY:

                                  TITLE:

  [Corporate Seal]
                                  ATTEST:

                                  TITLE:

  APPENDIX A

             Affiliated and Subsidiary Corporations

                   WICOR, Inc.

                   Wisconsin Gas Company

                   WICOR Energy Services

                   WEXCO of Delaware, Inc.

                   Sta-Rite Industries, Inc.

                   HYPRO Corporation

                   SHURflo, Inc.

             Plans

                   Wisconsin Gas Company Employees Savings Plan

                   Wisconsin Gas Company Local 6-18-1 Savings Plan

                   Wisconsin Gas Company Local 6-18 Savings Plan

                   Hypro Corp. 401(k) and Profit Sharing Plan

                   Sta-Rite Industries Incentive Savings Plan

                   SHURflo 401(k) Profit Sharing Plan